Exhibit 10.19

AIRCRAFT TIME SHARING AGREEMENT

THIS AIRCRAFT TIME SHARING AGREEMENT (this “Agreement”) is made and entered into this _____ day of _____________, between Invesco Group Services, Inc., a Delaware corporation (the “Lessor”), and ________________________a (the “Lessee”).

Background Statement

(A)    The Lessor subleases (as sublessee) that certain ___________________ aircraft, bearing manufacturer’s serial number ______ and U.S. Registration Mark _________ (the “Aircraft”), pursuant to the terms of that certain Aircraft Sublease Agreement dated as of ____________, between Horizon Flight Works LLC, a Delaware limited liability company, as “Sublessor” therein, and Lessor, as “Sublessee” therein (the “Sublease Agreement”);

(B)    Under the Sublease Agreement, Lessor may operate the Aircraft in accordance with the provisions of 14 C.F.R. Part 91 (as now or hereafter existing, “Part 91”); and

(C)    The parties now wish to enter into a “time sharing agreement” as described in section 91.501(c)(1) of Part 91, pursuant to which the Lessor will wet lease the Aircraft (with crew) to the Lessee, all in accordance with, and subject to, the terms and conditions of this Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.    DEFINITIONS. For purposes of this Agreement, the following terms shall have the following definitions:

“FAA” means the United States Federal Aviation Administration (or any successor agency).

“Flight” means each flight of the Aircraft operated by Lessor for Lessee under this Agreement.

“Pilot-in-Command” shall have the meaning ascribed to such term in 14 C.F.R. Part 1.1.

“Trip” means the outbound and the return Flights operated by Lessor for Lessee hereunder (including any interim Flights operated by the Lessor for the Lessee hereunder).

2.    WET LEASE OF THE AIRCRAFT; TERM; PART 91.

(a)    The Lessor hereby agrees to wet lease the Aircraft to the Lessee, and the Lessee hereby agrees to wet lease the Aircraft from the Lessor, all in accordance with, and subject to, the terms and conditions of this Agreement.

(b)    The term of this Agreement will commence on the date hereof and will terminate automatically upon the expiration or termination of the Sublease Agreement, unless sooner terminated as provided herein (the “Term”).

(c)    The parties intend that the wet lease created hereby is a “time sharing agreement” as described in section 91.501(c)(1) of Part 91. The rights and obligations of the parties hereto shall at all times be subject to the provisions of Part 91, including without limitation section 91.501 thereof, and in the event of any conflict between any terms of this Agreement and any provisions of Part 91, the provisions of Part 91 shall govern and control.

3.    USE AND SCHEDULING OF THE AIRCRAFT. Subject to the terms and conditions of this Agreement, the Lessor hereby agrees to make available to the Lessee at any time and from time to time during the Term, the Aircraft and a crew qualified to operate the Aircraft, including the Pilot-in-Command, as follows:

(a)    The Lessee may request the use of the Aircraft at any time and from time to time during the Term (each, a “Request”), pursuant to scheduling procedures to be developed between the parties.

(b)    The Lessee’s right to use the Aircraft under this Agreement shall be limited to the carriage of the Lessee and his guests and invitees, and their respective baggage.

(c)    The Lessor will maintain a separate log for all Flights operated by the Lessor for the Lessee under this Agreement, and will deliver copies of such logs to the Lessee upon his request.

4.    FLIGHT CHARGES. The Lessee will compensate the Lessor for the use of the Aircraft and pilot services provided by the Lessor under the terms of this Agreement pursuant to their subsequent agreement or agreements at any time and from time to time during the Term, provided that, with respect to each Flight, such compensation shall not exceed the aggregate amount of expenses specifically described in Part 91.501(d)(1)-(9), inclusive, with respect to such Flight (collectively, the “Specific Flight Expenses”), together with all applicable federal passenger excise taxes thereon and any applicable state sales taxes on intrastate Flights. For the avoidance of doubt, the Specific Flight Expenses consist exclusively of the following:

(a)    Fuel, oil, lubricants, and other additives;

(b)	Travel expenses of the crew, including food, lodging, and ground transportation;

(c)	Hangar and tie-down costs away from the primary home base of the Aircraft;

(d)    Insurance obtained for the specific Flight;
(e)    Customs, foreign permit, and similar fees directly related to the Flight;
(f)    In flight food and beverages;
(g)    Passenger ground transportation;
(h)    Flight planning and weather contract services; and

(i)	An additional charge equal to 100 percent of the expenses listed in item (a) of this Section 4.

The Lessor will prepare and deliver to the Lessee an invoice showing the amount of all related Specific Flight Expenses (together with reasonable substantiation of such expenses) and the total amount due, if any, from the Lessee. Each such invoice shall be due and payable promptly to the Lessor by the Lessee. Under no circumstances shall the Lessee pay or provide any other or additional compensation to the Lessor, either directly or indirectly, for the use of the Aircraft or crew.

5.    AIRCRAFT INSURANCE; AIRCRAFT MAINTENANCE; TAXES. As between the parties hereto, the Lessor shall be responsible, at its cost and expense, for all hull, liability and other insurance relating to the Aircraft and/or its operations, including the use and operation of the Aircraft on all Trips hereunder. In addition, the Lessor shall be responsible, at its cost and expense, for all scheduled and unscheduled maintenance work performed or to be performed on the Aircraft or any part thereof. The Lessor shall be responsible, at its cost and expense, for all property and other taxes associated with the ownership of the Aircraft.

6.    RESPONSIBILITY FOR DAMAGE. The Lessor shall be responsible for all damage to, and loss of, the Aircraft or any part thereof; provided, however, that the Lessee shall be responsible for any damage to, or loss of, the Aircraft or any part thereof, caused by any negligence (active or passive) or willful act of the Lessee or any of its guests or invitees. All repair or replacement costs and expenses for which the Lessee is responsible under the terms of this Section shall be paid to the Lessor upon the written demand of the Lessor (which demand shall include reasonable substantiation of the applicable repair and/or replacement costs and expenses).

7.    OPERATIONAL CONTROL OF THE AIRCRAFT; PILOT-IN-COMMAND. The Lessor shall have sole and exclusive operational control (as defined in FAR Part 1.1) of the Aircraft on all Flights. The Lessor, at its cost, shall provide the Pilot-in-Command, who shall be duly trained, licensed and qualified to operate the Aircraft. The Lessee shall obey, and shall cause its guests and invitees to obey, the commands and instructions of the Pilot-in-Command that, in any way, relate to the Aircraft or safety of flight matters.

8.    DEFAULT AND REMEDIES. In the event the Lessee shall breach or violate any of the material terms or conditions of this Agreement, and the same is not promptly cured or remedied by the Lessee after written notice thereof from the Lessor, the Lessee shall be in default hereof. Upon the occurrence of such a default, the Lessor shall have the right to exercise any and/or rights or remedies available to the Lessor under this Agreement or otherwise existing at law and/or in equity, including the right to terminate this Agreement (without prejudicing any other rights available to the Lessor). All rights and remedies available to the Lessor hereunder shall be cumulative and not elective.

9.    EARLY TERMINATION RIGHT; SURVIVAL. Notwithstanding any provision to the contrary herein contained, the parties agree and understand that Lessor and Lessee shall each have the right to terminate this Agreement at any time, by giving written notice thereof to the other party hereto, whereupon this Agreement shall terminate. Any rights or obligations of the parties existing upon the termination or expiration of this Agreement shall survive such termination or expiration.

10.    NOTICES. All notices, requests, demands or other communication under this Agreement shall be in writing and shall be deemed to have been duly served on, given to or made in relation to a party if it is (a) left at the address of that party specified below or at such other address as that party may notify to the other party from time to time, (b) sent by courier to that party at that address, or (c) sent by facsimile to the facsimile number of that party specified below or to such other number as that party may notify the other party from time to time, and in each case be signed by or on behalf of the party giving, serving or making such notice. For purposes of this Agreement, all notices, requests, demands and other communications shall be addressed as follows:

If to the Lessor, to:

Invesco Group Services, Inc.
Attn: Office of the General Counsel
1555 Peachtree Street, N.E.
Atlanta, GA 30309
Fax: 404-962-8214

If to the Lessee, to:

__________________________
c/o Invesco
1555 Peachtree Street, N.E.
Atlanta, GA 30309

11.    NO ASSIGNMENT. Neither party shall have the right to assign this Agreement, or any rights hereunder, to any other person or entity. In addition, neither party shall have the right to delegate to any other person or entity any of the duties, obligations or liabilities arising under this Agreement.

12.    MISCELLANEOUS. This Agreement: (a) shall be governed by and construed in accordance with the substantive laws of the State of Georgia, without regard to conflicts of law principles; (b) represents the entire agreement between the parties hereto with respect to the subject matter hereof; (c) may not be altered or amended except pursuant to a written agreement signed and delivered by each of the parties hereto; (d) shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and (e) may be executed in multiple counterparts and via facsimile. THE PARTIES AGREE THAT THE COURTS OF THE STATE OF GEORGIA AND THE U.S. FEDERAL COURTS SITUATED IN THE STATE OF GEORGIA SHALL HAVE

EXCLUSIVE JURISDICTION TO HEAR AND DECIDE ANY CASE, CONTROVERSY OR DISPUTE BETWEEN OR AMONG THE PARTIES AND ARISING UNDER OR PURSUANT TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE PARTIES HEREBY SUBMIT THEMSELVES AND THEIR PROPERTIES TO THE JURISDICTION OF SUCH COURTS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH PROCEEDINGS AND SUCH WAIVER SHALL APPLY TO ANY PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

13.    TRUTH IN LEASING.

(a)    THE LESSOR HAS MAINTAINED AND INSPECTED THE AIRCRAFT IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91 FROM JUNE 30, 2011, TO THE DATE OF THIS AGREEMENT, AND THAT ALL APPLICABLE REQUIREMENTS FOR MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN COMPLIED WITH.

(b)    THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

(c)    AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

(d)    THE LESSOR HEREBY CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH THE APPLICABLE FEDERAL AVIATION REGULATIONS.

(e)    THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY
CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

[signatures appear on next page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement, all as of the day and year first above written.

“Lessor”

Invesco Group Services, Inc.

By:
Its:

“Lessee”

______________________________________
__________________, Individually